Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128418) pertaining to the 1999 Equity Incentive Plan and the 2005 Stock Incentive Plan of NeuStar, Inc. of our report dated March 10, 2006, with respect to the consolidated financial statements and schedule of NeuStar, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
McLean, Virginia
March 24, 2006